Orion Pictures Corporation



                                                                      Exhibit 21




                              ORION PICTURES CORPORATION
                              SUBSIDIARIES AND DIVISIONS
                                       2/28/95


     Orion Pictures  Corporation -  divisions:   Orion Classics;  Orion Pictures
      International; Orion Television Entertainment (DE)

               American International Pictures, Inc. (DE)
               Mintaka Films B.V. (Netherlands)
               Musicways, Inc. (CA)
               Orion Home Entertainment Corporation - division: Orion Home
                Video (DE)
               Orion Music Publishing, Inc. (CA)
               Orion Pictures Distribution Corporation (DE)
                    Buckminster Music Limited (England) (50%)
                    Donna Music Publications (CA)
                    F.P. Productions (CA)
                           Brighton Productions, Inc. (CA)
                           Buckminster Music Limited (England) (50%)
                    OPC Music Publishing, Inc. (CA)
                    Orion Pictures Distribution (Canada) Inc.
                     [Distribution De Films Orion (Canada) Inc.]
               Orion Productions, Inc. (DE)
               Orion TV Productions, Inc. (NY)




     Unless otherwise indicated, all subsidiary ownership is 100%